UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey		07310
(Address of Principal Executive Offices)		(Zip Code)

(201) 539-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2016, Propel Media, Inc. (the “Company”) entered into a Third Amendment (the “Amendment”) to the Unit Exchange Agreement (the “Exchange Agreement”), dated as of October 10, 2014, as amended, by and among the Company, Kitara Media Corp. (“Kitara”), Propel Media LLC, formerly known as Future Ads LLC (“Propel”), and the former members of Propel (the “Transferors”).

As previously reported, on January 28, 2015, the Company consummated the transactions contemplated by the Exchange Agreement and by the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of October 10, 2014, by and among Kitara, the Company, and Kitara Merger Sub, Inc. Upon consummation of such transactions, (i) Kitara and Propel became wholly-owned subsidiaries of the Company, (ii) the former stockholders of Kitara and certain of the Transferors became stockholders of the Company and (iii) the Company became the new publicly traded company.

Prior to the Amendment, the Exchange Agreement provided that, on or prior to June 30, 2016, $10,000,000 of additional consideration (the “Additional Consideration”) was payable by the Company to the Transferors in cash and/or shares of the Company’s common stock. The Amendment modifies the payment terms of the Additional Consideration by, among other things:

•	Extending, from June 30, 2016 to June 30, 2019, the deadline for the payment of the Additional Consideration.
•	Extending, from June 30, 2016 to June 30, 2019, the end of the period during which the Company and its affiliates are required to use their reasonable best efforts to complete equity financings that would raise sufficient net proceeds to pay the $10,000,000 of Additional Consideration in cash to the Transferors (the “Equity Financing Period”).
•	Requiring the Company’s board of directors, at least two times per year during the Equity Financing Period, to determine, in its sole and absolute discretion, the amount, if any, of the Company’s working capital available to be used to pay the Additional Consideration in cash, taking into account such factors as it may deem relevant. If the Company’s board of directors determines that there is available working capital, the Company must use its reasonable best efforts to promptly obtain any required lender consent and, if such consent is obtained, must promptly pay to the Transferors an amount in cash equal to such available working capital.
•	Permitting Mr. Pobre, on behalf of the Transferors, to elect, during the ten day period following each December 31st during the Equity Financing Period, commencing with December 31, 2016, to receive any unpaid amount of the Additional Consideration in shares of the Company’s common stock.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Third Amendment, dated as of January 26, 2016, to the Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Propel Media, Inc., formerly known as Kitara Holdco Corp., Propel Media LLC, formerly known as Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEL MEDIA, INC.

By:	/s/ Robert Regular
Name: Robert Regular Title: Chief Executive Officer

Dated: January 28, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Third Amendment, dated as of January 26, 2016, to the Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Propel Media, Inc., formerly known as Kitara Holdco Corp., Propel Media LLC, formerly known as Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust.